Exhibit 99.1

Contacts:

Kevin McCarty Investor Relations 206-470-7137 ir@zillow.com	Cynthia Nowak Public Relations 206-757-2701 press@zillow.com

ZILLOW REPORTS THIRD QUARTER 2011 RESULTS,

RAISES FULL YEAR OUTLOOK

•	Record Revenues of $19.1 million, up 132% year-over-year

•	Record Marketplace Revenues of $11.8 million, up 226% year-over-year

•	Raises full year Revenues and Adjusted EBITDA outlook

•	Record traffic and mobile usage: average monthly unique users of 24.2 million, up 101% year-over-year

•	Acquires Diverse Solutions, a company that helps real estate agents market their businesses and improve their personal websites

SEATTLE, Nov. 2, 2011– Zillow, Inc. (NASDAQ:Z), the leading real estate information marketplace, today announced financial results for the quarter ended September 30, 2011.

“We continue to see substantial growth in site traffic, mobile usage and revenues. As a result, our outstanding results in the third quarter exceeded our prior outlook,” said Spencer Rascoff, Zillow CEO. “In addition, the acquisition of Diverse Solutions, announced today, will allow us to become an even more meaningful marketing partner for real estate agents.”

Third Quarter 2011 Financial Highlights

•	Total revenues increased 132% to $19.1 million from $8.2 million in the third quarter of 2010.

•	Marketplace Revenues increased 226% to $11.8 million from $3.6 million in the third quarter of 2010.

•	Display Revenues increased 57% to $7.2 million from $4.6 million in the third quarter of 2010.

•

Including a charge of $1.7 million relating to Zillow’s previously announced facilities move, GAAP net loss for the third quarter 2011 was $570 thousand. Excluding this charge, Non-GAAP net income was $1.1 million compared to GAAP net loss of $1.5 million for the same quarterly period in 2010.

•	Adjusted EBITDA was $3.7 million in the third quarter of 2011, or 19% of revenues, which compares to Adjusted EBITDA of $246 thousand in the third quarter of 2010, or 3% of revenues.

The following table presents Zillow’s GAAP and non-GAAP net income (loss), and GAAP and non-GAAP basic earnings (loss) per share, for the periods presented:

	Three Months Ended September 30,
	2011		2010
	(in thousands, except per share amounts)
	Dollars	Basic Earnings (loss) per Share	Dollars	Basic Earnings (loss) per Share
Net loss, as reported	$(570)	$(0.02)	$(1,510)	$(0.12)
Facility exit charge	1,737	0.07	—	—

Non-GAAP income (loss), as adjusted	$1,167	$0.05	$(1,510)	$(0.12)

The charge of $1.7 million is related to Zillow’s previously announced facilities move in August to accommodate for the substantial growth in Zillow’s business. Excluding this charge, Non-GAAP income for the third quarter of 2011 was $1.1 million, or $0.05 per share.

Operating and Business Highlights

•	Average monthly unique users grew 101% to 24.2 million in the third quarter of 2011 compared to 12.1 million average monthly unique users for the same period in 2010.

•

Mobile usage continues to grow substantially, with an average of 2.4 million homes viewed on a mobile device each day, or 28 homes per second, during the month of September. Zillow operates the most popular platform of mobile real estate applications across iPhone®, iPad®, Android™, BlackBerry® and Windows Phone 7®.

•

Announced separately today, Zillow acquired substantially all the assets of Diverse Solutions, an Irvine, Calif.-based company which helps real estate agents market their businesses and improve their personal websites by providing listing content and property search functionality. This acquisition expands Zillow’s total addressable market as a marketing partner for agents.

•

In October, Zillow announced the expansion of its subscription-based Premier Agent advertising program, creating three tiers of participation: Platinum, Silver and Basic, to appeal to a broader range of agents and their marketing needs.

•	Premier Agent subscribers totaled 14,876 at September 30, 2011, up 131% year-over-year. Premier Agent revenues are reported as part of Marketplace Revenues.

•

On October 31, Zillow announced a partnership with AOL to integrate and extend the reach of Zillow Mortgage Marketplace’s network into AOL’s Real Estate and DailyFinance sites, providing home shoppers with tools to research, shop for and compare mortgages.

•	In September, Zillow began powering real estate search for Curbed, a national real estate blog network, giving local buyers easy access to millions of for-sale and rental listings.

Business Outlook – Fourth Quarter and Full Year 2011

Zillow is raising its Revenues and Adjusted EBITDA outlook for the full year 2011 as follows:

•

Revenues for full year 2011 are expected to be in the range of approximately $63.0 to $64.0 million. This represents a 108% year-over-year growth rate over 2010 full year revenues of $30.5 million at the midpoint of the outlook range.

•	Adjusted EBITDA for full year 2011 is expected to be in the range of approximately $9.0 million to $10.0 million, compared to full year 2010 Adjusted EBITDA of $0.1 million.

Quarterly Conference Call

A conference call to discuss Zillow’s third quarter 2011 financial results and business outlook will be webcast live today at 2 p.m. PDT (5 p.m. EDT). The live webcast of the conference call will be available on the investor relations section of Zillow’s website at http://investors.zillow.com/. For those without access to the Internet, the call may be accessed toll-free via phone at 877-643-7152, with conference ID# 21057461. Callers outside the United States may dial 443-863-7921, with conference ID# 21057461. Following completion of the call, a recorded replay of the webcast will be available on the investor section of the Zillow website until November 16, 2011. To listen to the telephone replay, call toll-free 855-859-2056, conference ID# 21057461. Callers outside the United States may dial 404-537-3406, conference ID# 21057461.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including the statement regarding the benefits of our acquisitions and strategic relationships and our business outlook. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. Differences in the Company’s actual results from those anticipated in these forward-looking statements may result from actions taken by the Company as well as from risks and uncertainties beyond the Company’s control. Factors that may contribute to such differences include, but are not limited to, the Company’s ability to maintain and effectively manage an adequate rate of growth; the impact of the real estate industry on the Company’s business; the Company’s ability to innovate and provide products and services that are attractive to its users advertisers; the Company’s ability to increase awareness of the Zillow brand; the Company’s ability to maintain or establish relationships with listings and data providers; the Company’s ability to attract consumers to the Company’s website and mobile applications; the

Company’s ability to compete successfully against existing or future competitors; the reliable performance of the Company’s network infrastructure and content delivery processes; and the Company’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect the Company’s business and financial results, please review “Risk Factors” described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the Securities and Exchange Commission, or SEC, and in the Company’s other filings with the SEC. Except as may be required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release presents references to Adjusted EBITDA, as well as Non-GAAP income (loss) and Non-GAAP basic earnings (loss) per share (both of which exclude the impact of a facilities exit charge incurred in the third quarter of 2011). All of these measures are non-GAAP financial measures. We have provided GAAP to Non-GAAP reconciliations within this earnings release, including Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, and Non-GAAP income (loss) to net income (loss).

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

•	Adjusted EBITDA does not reflect certain charges relating to future payment obligations associated with moving our corporate offices.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Our use of Non-GAAP net income (loss) and Non-GAAP basic earnings (loss) per share excludes the impact of a facility exit charge. We believe the exclusion of the facilities charge facilitates operating performance comparisons on a period-to-period basis. However, you should not consider these metrics in isolation or as substitutes for analysis of our results as reported under GAAP.

About Zillow, Inc.

Zillow is the leading real estate information marketplace, providing vital information about homes, real estate listings and mortgages through its websites and mobile applications, enabling homeowners, buyers, sellers and renters to connect with real estate and mortgage professionals best suited to meet their needs. More than 24.6 million unique users visited Zillow’s websites and mobile applications in October 2011. Zillow, Inc. operates Zillow.com®, Zillow Mortgage Marketplace, Zillow Mobile, Postlets® and Diverse Solutions™. The company is headquartered in Seattle.

Zillow.com, Zillow, Zestimate and Postlets are registered trademarks of Zillow, Inc. Diverse Solutions is a trademark of Zillow, Inc.

iPhone and iPad are registered trademarks of Apple Inc. Android is a trademark of Google Inc. BlackBerry is a registered trademark of Research in Motion Limited. Windows is a registered trademark of Microsoft Corporation.

The Zillow logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=10012

(ZFIN)

ZILLOW, INC.

UNAUDITED CONDENSED BALANCE SHEETS

(in thousands)

	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$95,813	$12,278
Short-term investments	—	1,499
Accounts receivable, net	6,115	3,984
Prepaid expenses and other current assets	848	410

Total current assets	102,776	18,171
Property and equipment, net	8,252	4,929
Goodwill	1,140	—
Intangible assets, net	1,714	888
Other assets	40	25

Total assets	$113,922	$24,013

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$3,734	$750
Accrued expenses and other current liabilities	4,063	576
Accrued compensation and benefits	1,597	1,349
Deferred revenue	5,734	3,284
Deferred rent, current portion	27	271

Total current liabilities	15,155	6,230
Deferred rent, net of current portion	629	335
Other non-current liabilities	471	—
Shareholders’ equity:
Convertible preferred stock	—	4
Preferred stock	—	—
Class A common stock	2	—
Class B common stock	1	1
Class C nonvoting common stock	—	—
Additional paid-in capital	176,195	96,152
Accumulated other comprehensive loss	(78,531)	(78,709)

Total shareholders’ equity	97,667	17,448

Total liabilities and shareholders’ equity	$113,922	$24,013

ZILLOW, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues	$19,057	$8,229	$46,162	$20,894
Costs and expenses:
Cost of revenues (exclusive of amortization) (1) (2)	3,084	1,263	7,614	3,647
Sales and marketing (2)	7,035	4,060	18,150	10,925
Technology and development (2)	3,849	2,528	10,148	7,940
General and administrative (2) (3)	5,695	1,902	10,151	4,726

Total costs and expenses	19,663	9,753	46,063	27,238

Income (loss) from operations	(606)	(1,524)	99	(6,344)
Other income	36	14	79	56
Net income (loss)	$(570)	$(1,510)	$178	$(6,288)

Net income (loss) attributable to common shareholders	$(570)	$(1,510)	$178	$(6,288)
Net income (loss) per share attributable to common shareholders — basic	$(0.02)	$(0.12)	$0.01	$(0.50)
	$(0.02)	$(0.12)	$0.01	$(0.50)
Weighted-average shares outstanding — basic	24,020	12,803	17,141	12,702
Weighted-average shares outstanding — diluted	24,020	12,803	20,220	12,702
(1) Amortization of website development costs and intangible assets included in technology and development is as follows:	$1,461	$1,030	$3,918	$3,107

(2) Includes share-based compensation as follows:
Cost of revenues	$48	$61	$134	$168
Sales and marketing	85	117	259	332
Technology and development	135	102	311	303
General and administrative	220	188	587	506

Total	$488	$468	$1,291	$1,309

(3) General and administrative includes a facility exit charge as follows:	$1,737	$—	$1,737	$—

Other Financial Data:
Adjusted EBITDA (4)	$3,654	$246	$8,556	$(1,139)
(4) See page 4 above for more information regarding our presentation of Adjusted EBITDA.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$(570)	$(1,510)	$178	$(6,288)
Income tax expense (benefit)	—	—	—	—
Other income	(36)	(14)	(79)	(56)
Depreciation and amortization expense	2,035	1,302	5,429	3,896
Share-based compensation expense	488	468	1,291	1,309
Facility exit charge	1,737	—	1,737	—

Adjusted EBITDA	$3,654	$246	$8,556	$(1,139)

Revenues by Type

The following tables present our revenues by type and as a percentage of total revenues for each of the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Marketplace revenues	$11,840	$3,628	$28,443	$8,114
Display revenues	7,217	4,601	17,719	12,780

Total	$19,057	$8,229	$46,162	$20,894

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Percentage of Revenues:
Marketplace revenues	62%	44%	62%	39%
Display revenues	38%	56%	38%	61%

Total	100%	100%	100%	100%

Key Growth Drivers

The following tables set forth our key growth drivers for each of the periods presented:

	Average Monthly Unique Users for the Three Months Ended September 30,		2010 to 2011 % Change
	2011	2010
	(in thousands)
Unique Users	24,238	12,061	101%

Unique users source: Internal tracking of Zillow’s websites and mobile applications using Omniture analytical tools.

	At September 30,		2010 to 2011 % Change
	2011	2010
Premier Agent Subscribers	14,876	6,448	131%